Exhibit 99.1

News Release

Contact:	David Amy, EVP & Chief Financial Officer
Lucy Rutishauser, VP Corporate Finance & Treasurer
(410) 568-1592

SINCLAIR ANNOUNCES EXERCISE OF OVER-ALLOTMENT
RELATED TO CONVERTIBLE DEBT FINANCING

BALTIMORE (May 23, 2003) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI) announced today that certain initial purchasers for the Company’s recently completed private placement of $125.0 million aggregate principal amount of 4.875% Convertible Senior Subordinated Notes due 2018 exercised their option, in full, to acquire an additional $25.0 million of the convertible notes.

The Convertible Notes offered by Sinclair have not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws and may not be offered or sold in the United States or in any state thereof absent registration or an applicable exemption from the registration requirements of such laws.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the proposed Convertible Notes.

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